United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 7, 2018

Date of Report

[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7580 East Gray Rd., St. 103

Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(480) 385-3893

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 7, 2018, Northsight Capital, Inc. (the “Company”) borrowed $63,000 from a third-party pursuant to a convertible promissory note. The note has a face amount of $66,150 (issued for a purchase price of $63,000) (a 5% original issue discount), bears interest at 8% annually and matures on or about August 2, 2019.

Repayment of the note is subject to acceleration in the following circumstances:

•in the event of a breach of the Note, including the repayment provisions

•if a bankruptcy or similar proceeding for the benefit of our creditors is instituted against the Company

•if a judgment in excess of $50,000 is entered against the company

•if the company defaults on any other note’ indebtedness

•if the company’s common stock is no longer quoted on the OTC market

•if the Company’s common stock no longer has a bid price

•if the Company fails to comply with its SEC reporting obligations

In the event of a default under the Note, the interest rate per annum increase to 24%. If the default relates to a loss of the bid price, the Company is required to pay an amount equal to 120% of the amount due under the Note (principal, interest, penalties, costs, etc.). If the company breaches the conversion provisions of the note, there is in addition a per day penalty ranging between $250 - $500.

The Note is convertible into Company common stock, commencing 6 months after the issue date, at a variable conversion price equal to a 38% discount to the market price of the common stock (as defined), provided that if the company’s common stock is subject to ta DTC “chill,” the conversion discount is increased to 48%. Further, if the company fails to meet its SEC reporting obligations after the 6 month anniversary of the Note, then the Holder shall be entitled to use the lowest closing bid price during the delinquency period as a base price for the conversion of the Note.

The note may be prepaid at any time during the 180 day period following issuance, subject to payment of a variable premium ranging between 15% to 35% for redemptions between 30 and 180 days after the issuance date. After 180 days, the Note may not be prepaid.

The Company agreed to file an information statement with the SEC regarding an increase in the Company’s authorized common shares no later than September 15, 2018 and to cause its authorized common shares to be increased no later than October 15, 2018. If the Company’s authorized common shares are not increased by the six month anniversary of this Note, the conversion discount shall be increased by 10 percentage points to 48% instead of 38%.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	August 10, 2018	By:	/s/John P. Venners
John P. Venners
EVP, Operations